Proxy Voting Results

A special meeting of each fund's shareholders was held on September 20, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	10,305,417,985.19	98.912
Withheld	113,315,339.47	1.088
TOTAL	10,418,733,324.66	100.000
Albert R. Gamper, Jr.
Affirmative	10,304,099,606.66	98.900
Withheld	114,633,718.00	1.100
TOTAL	10,418,733,324.66	100.000
Robert M. Gates
Affirmative	10,296,456,418.68	98.826
Withheld	122,276,905.98	1.174
TOTAL	10,418,733,324.66	100.000
George H. Heilmeier
Affirmative	10,284,421,286.72	98.711
Withheld	134,312,037.94	1.289
TOTAL	10,418,733,324.66	100.000
Edward C. Johnson 3d
Affirmative	10,281,469,414.86	98.683
Withheld	137,263,909.80	1.317
TOTAL	10,418,733,324.66	100.000
Stephen P. Jonas
Affirmative	10,304,898,949.27	98.907
Withheld	113,834,375.39	1.093
TOTAL	10,418,733,324.66	100.000
James H. KeyesB
Affirmative	10,302,625,484.78	98.886
Withheld	116,107,839.88	1.114
TOTAL	10,418,733,324.66	100.000
Marie L. Knowles
Affirmative	10,292,037,605.67	98.784
Withheld	126,695,718.99	1.216
TOTAL	10,418,733,324.66	100.000
Ned C. Lautenbach
Affirmative	10,301,281,118.78	98.873
Withheld	117,452,205.88	1.127
TOTAL	10,418,733,324.66	100.000
William O. McCoy
Affirmative	10,284,125,926.61	98.708
Withheld	134,607,398.05	1.292
TOTAL	10,418,733,324.66	100.000
Robert L. Reynolds
Affirmative	10,305,159,878.21	98.910
Withheld	113,573,446.45	1.090
TOTAL	10,418,733,324.66	100.000
Cornelia M. Small
Affirmative	10,302,652,326.59	98.886
Withheld	116,080,998.07	1.114
TOTAL	10,418,733,324.66	100.000
William S. Stavropoulos
Affirmative	10,298,666,578.40	98.848
Withheld	120,066,746.26	1.152
TOTAL	10,418,733,324.66	100.000
Kenneth L. Wolfe
Affirmative	10,290,149,860.07	98.766
Withheld	128,583,464.59	1.234
TOTAL	10,418,733,324.66	100.000
ADenotes trust-wide proposal and voting results. BEffective on or about January 1, 2007.